UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Digital Domain Media Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	27-0449505
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8881 South US Highway One Port St. Lucie, Florida	34952
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities Act registration statement file number to which this form relates:  333-174248

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Reg. No. 333-174248) of Digital Domain Media Group, Inc. (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on May 16, 2011, as amended from time to time, under the caption “Description of Capital Stock”, and is incorporated herein by reference.  In addition, any prospectus relating to the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such information shall be deemed to be incorporated herein by reference.

ITEM 2.	EXHIBITS

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 24, 2011

DIGITAL DOMAIN MEDIA GROUP, INC.

By:	/s/ Edwin C. Lunsford, III

Name: Edwin C. Lunsford, III

Title: Senior Vice President and General Counsel